UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2012

Verso Paper Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436
(Address, including zip code, of principal executive offices)

(901) 369-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 2, 2012, Verso Paper Corp. issued a press release announcing that it has held discussions with certain holders of the 11.375% first-lien senior secured notes of NewPage Corporation in an effort to achieve a potential business combination involving Verso and NewPage as part of a consensual plan of reorganization in NewPage’s Chapter 11 bankruptcy proceedings.  Verso’s press release is included in this report as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to confidentiality agreements dated June 12, 2012, between Verso and certain NewPage first-lien noteholders, Verso is disclosing the material information relating to its discussions with such first-lien noteholders regarding the potential business combination.  The material slides from Verso’s presentation to the first-lien noteholders, dated June 18, 2012, regarding the potential business combination are included in this report as Exhibit 99.2 and are incorporated herein by reference.  In addition, a withdrawn term sheet dated May 30, 2012, previously presented to the first-lien noteholders is included in this report as Exhibit 99.3 and is incorporated herein by reference.  The May 30, 2012 term sheet was superseded in its entirety by the term sheet included in the June 18, 2012 presentation.

Verso provided advance notice to NewPage of its presentation to the first-lien noteholders and delivered its presentation to the first-lien noteholders for discussion purposes only.  This report (including the exhibits incorporated herein by reference) is not a solicitation to any party to accept or support any Chapter 11 plan of reorganization.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on July 2, 2012.

99.2	Discussion materials dated June 18, 2012.

99.3	Term sheet dated May 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012

VERSO PAPER CORP.

	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on July 2, 2012.

99.2	Discussion materials dated June 18, 2012.

99.3	Term sheet dated May 30, 2012.